Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2019 relating to the financial statements of Kaleido Biosciences, Inc., which appears in Amendment No. 2 to Registration Statement No. 333-229204 of Kaleido Biosciences, Inc.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 8, 2019